MWI COMPLETES ACQUISITION OF ASSETS OF IVESCO HOLDINGS LLC

BOISE, ID, November 1, 2013 -- MWI Veterinary Supply, Inc. ("MWI" or "the Company") (NASDAQ: MWIV) announced today that it has completed its previously announced acquisition of substantially all of the assets of IVESCO Holdings LLC (“IVESCO”) for an enterprise value of $67.5 million, plus a closing net working capital adjustment of $11.2 million.  The total acquisition price represents a small premium over the net tangible assets acquired by MWI. This transaction is subject to a final post-closing working capital adjustment. The cash purchase price was funded with borrowings by the Company under its existing credit agreement.

MWI will announce fiscal year 2013 results on November 7, 2013. Net income and earnings per share for the quarter ended September 30, 2013 will include the effect of approximately $1.0 million of pretax acquisition-related expenses.  MWI expects the annual revenues from IVESCO to be approximately $400 million,  and MWI will own the IVESCO business for eleven months during fiscal 2014. The transaction is expected to be slightly accretive to MWI during the eleven months of ownership in the fiscal year ending September 30, 2014, after giving effect to acquisition-related expenses and integration costs.

Founded in 1945, IVESCO is a leading value-added distributor of animal health products in the United States. IVESCO services mixed animal practice veterinarians, food animal producers and dealers.  Headquartered in Springdale, Arkansas, IVESCO has a broad selection of inventoried products that include more than 25,000 discrete offerings sourced from over 500 manufacturers and serves customers across its business units (mixed animal practice veterinarians, swine integrators, dealers, poultry integrators, and cattle).

MWI is a leading distributor of animal health products across the United States of America and United Kingdom. MWI sells both companion animal and production animal products including pharmaceuticals, vaccines, parasiticides, diagnostics, micro feed ingredients, supplies, pet food, capital equipment and nutritional products. MWI also is a leading innovator and provider of value-added services and technologies used by veterinarians and producers. For more information about MWI, please visit our website at www.mwivet.com. For investor relations information please contact Mary Pat Thompson, Senior Vice President of Finance and Administration, and Chief Financial Officer at (208) 955-8930 or email .

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include the impact of vendor consolidation on our business; changes in or availability of vendor contracts or rebate programs; vendor rebates based upon attaining certain growth goals; transitional challenges associated with acquisitions, including the failure to retain customers and the disproportionate demands on management resources to integrate acquired businesses; financial risks associated with acquisitions and investments; changes in the way vendors introduce/deliver products to market; seasonality; competition; inability to ship products to the customer as a result of technological or shipping disruptions; a disruption caused by adverse weather (i.e. drought) or other natural conditions or disasters; exclusivity requirements with certain vendors that may prohibit us from distributing competing products manufactured by other vendors or margin reductions if we become a non-exclusive distributor; the impact of general economic trends on our business; possible changes in the use of feed additives (antibiotics, growth promotants) used in  production animal products due to trade restrictions, animal welfare and/or government regulations; the recall of a significant product by one of our vendors; risks associated with our international operations; the impact of tightening credit standards and/or access to credit on behalf of our customers and suppliers; extended shortage or backorder of a significant product by one of our vendors; our intellectual property rights may be inadequate to protect our business; the timing and effectiveness of marketing programs or price changes offered by our vendors; the timing of the introduction of new products and services by our vendors; unforeseen litigation; the ability to borrow on our revolving credit facility, extend the terms of our revolving credit facility or obtain alternative financing on favorable terms or at all; and risks from potential increases in variable interest rates. Other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy. Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of MWI Veterinary Supply, Inc.